UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 20, 2010
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19673	51-0332317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 20, 2010, Prison Health Services, Inc. (“PHS”), the primary operating subsidiary of America Service Group Inc. (the “Company”), and the State of Michigan have entered into Contract Change Notice No. 2 to the contract between the State of Michigan and PHS to provide prisoner health care services to prisoners under the care of the State of Michigan Department of Corrections (the “Change Notice No. 2”). A copy of Change Notice No. 2 is attached here to as Exhibit 10.1. The terms and conditions of Change Notice No. 2 that the Company believes are material include modifications to the pricing table, reducing the lowest tier of the population table from 47,000 to 35,000 and establishing the pricing for each population tier between 35,000 and 47,000.
     The foregoing description of Change Notice No. 2 is not complete and is qualified by reference to Change Notice No. 2; a copy of this is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits:
10.1	Change Notice No. 2 to the Contract between Prison Health Services, Inc. and the State of Michigan.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: August 25, 2010	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1	Change Notice No. 2 to the Contract between Prison Health Services, Inc. and the State of Michigan.